UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CLARCOR Inc.

(Name of Registrant as Specified in Its Charter)

Parker-Hannifin Corporation

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PH Team Member FAQ

1.	What was announced?
•	Parker has announced that we are acquiring CLARCOR for $4.3 billion.
•	This transaction will result in Parker operating one of the world’s top filtration businesses.

2.	Who is CLARCOR?
•	Headquartered in Franklin, Tennessee, CLARCOR is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products with annual sales of approximately $1.4 billion and 6,000 employees.
•	CLARCOR conducts most of its business in the U.S. while maintaining operations and sales offices in every major region of the world and has a portfolio of leading and respected brands, including CLARCOR, Baldwin, Fuel Manager®, PECOFacet, Airguard, Altair, BHA®, Clearcurrent®, Clark Filter, Hastings, United Air Specialists, Keddeg and Purolator.

3.	Why is Parker acquiring CLARCOR?
•	With CLARCOR’s strong aftermarket presence and complementary product lines and markets, we believe it will be an ideal addition to the Parker portfolio.
•	With this combination, we expect our Filtration Group to be among the top filtration companies in the world.
•	This acquisition will help significantly with our growth goals.
•	CLARCOR strengthens Parker’s filtration portfolio with additional proprietary media, industrial air and process filtration products and technologies.
•	CLARCOR, like Parker, prides itself on its entrepreneurial and innovative history and we believe that this combination will position our customers and team members for even greater success.
•	In addition, this transaction strengthens Parker’s systems capabilities and enhances the rest of Parker’s technologies, enabling the company to provide even better motion and control systems solutions to customers.

4.	When will the transaction be completed?
•	We expect this transaction to be completed by or during the first quarter of our fiscal year 2018, subject to the satisfaction of customary closing conditions, including the approval of the transaction by CLARCOR shareholders.

5.	How did we get to the price for CLARCOR that we offered?
•	We believe we offered a fair price for CLARCOR and its Board has recommended that CLARCOR shareholders approve the transaction.
•	The price is in line with typical valuations for filtration companies.
•	It will be important that we capture the expected synergies from the transaction to generate a return on this investment.

6.	What does this transaction mean for me? What should team members expect between now and closing?
•	We are confident this transaction will create value for our team members.
•	Following completion of the transaction, Parker will be among the world’s top filtration businesses and the Filtration Group in particular will have new opportunities to drive significant revenue growth.

•	Together, Parker and CLARCOR will advance our commitment to engineer the success of both our customers and team members while continuing our long and successful history of entrepreneurialism and innovation.
•	However, until the transaction is complete, Parker and CLARCOR will remain separate companies and conduct business as usual and you should see no changes in your day-to-day responsibilities.
•	We are committed to open and ongoing communication with you as things progress.

7.	What will happen to the CLARCOR leadership team in the transaction?
•	CLARCOR has a team of strong leaders and its leadership and drive have been a big part of CLARCOR’s success. We look forward to working jointly with the CLARCOR leadership team as we go forward.
•	Rob Malone will lead the new combined organization.

8.	How does this transaction impact Parker’s Filtration Group?
•	In largely common end markets, CLARCOR offers Parker complementary technologies and product lines, such as gas turbine air inlet filtration, low pressure industrial air filtration, natural gas coalescing and a broad range of aftermarket filter solutions across the entire business. In all cases, this expands the value we bring to solve customer problems.
•	CLARCOR brings strong recurring revenue opportunities with approximately 80% of its sales in the aftermarket supported by world class product distribution centers.
•	It strengthens Parker’s filtration portfolio with the addition of industrial air and additional process filtration products and technologies.
•	CLARCOR brings with it leading and respected brands, including CLARCOR, Baldwin, Fuel Manager®, PECOFacet, Airguard, Altair, BHA®, Clearcurrent®, Clark Filter, Hastings, United Air Specialists, Keddeg and Purolator.
•	CLARCOR is vertically integrated in the Engine and Mobile segment.
•	Its product lines can be leveraged through Parker’s global Filtration Group presence.

9.	How will the integration process of Parker and CLARCOR be managed?
•	Detailed plans will be outlined after we close the transaction.
•	It will take the full engagement of all our team members to lead a successful integration. To that end, we have formed an Integration Team that will need your full support.
•	The team will work with senior leaders from both Parker and CLARCOR to determine how to best bring the two businesses together.
•	We believe the respective cultures and values of Parker and CLARCOR are a strong match that will facilitate a smooth transition.
•	We will stay focused on the goals and measures outlined in the Win Strategy to guide us throughout the integration process.
•	We are committed to keeping you updated as things progress.

10.	Are any layoffs planned as a result of this transaction?
•	It’s too early to comment on specific changes that may take place following the completion of the acquisition.
•	Until then, Parker and CLARCOR will remain separate companies and conduct business as usual.

11.	The press release talks about cost efficiencies, can you explain that further?
•	Synergies are likely to come from footprint optimization, supply chain efficiencies, productivity gains, SG&A efficiencies and revenue synergies. As we learn more and refine our plans we are committed to ongoing and open communications.

12.	Who are CLARCOR’s customers?
•	CLARCOR has a diverse customer base with no single customer accounting for 10% or more of the Company’s sales.
•	The Company’s Engine/Mobile Filtration segment manufactures and sells filtration products for on-road and off-road mobile and stationary applications, including trucks, agricultural machinery, construction and mining equipment, power generation, marine, automobiles, transit buses, locomotives and other industrial and specialty applications.
•	The Company’s Industrial/Environmental Filtration segment manufactures and sells filtration products used in industrial and commercial processes, and in buildings and infrastructures of various types.
•	Products in both the Engine/Mobile Filtration and Industrial/Environmental Filtration segments are sold primarily through a combination of independent distributors, OEMs and their dealer networks, retail stores and directly to end-use customers, such as truck and equipment fleet users, manufacturing companies and contractors.

13.	What should I tell our customers?
•	Please assure our customers that Parker is as committed as ever to providing them with a premier customer experience.
•	Our customers continue to be our top priority and this transaction will expand Parker’s filtration product offering and help us to improve their productivity and profitability.

14.	Will the level of service provided to both companies’ current customers be affected as a result of the merger?
•	Both companies have a common goal of maintaining a premier customer experience and this will continue to be the primary objective of our integration.

15.	What should I do if I’m asked about the transaction?
•	Today’s announcement will lead to increased interest in Parker from the media, investors and other third parties and it is important that we speak with one voice on this matter.
•	Consistent with our company policy, please forward:

    o    Media inquiries to Aidan Gormley at aidan.gormley@parker.com or 216-896-3258.

    o    Investor inquiries to Robin Davenport at robin.davenport@parker.com or 216-896-2265.

16.	Who should I contact with questions about this announcement?
•	As we move through this process, we will do our best to keep you updated.
•	We will set up a global webcast in the next couple of weeks to discuss the acquisition in more detail.
•	If you have any questions, please do not hesitate to reach out to your manager.

17.	Will Parker change the CLARCOR name or brands?
•	Detailed plans will be outlined after we close the transaction.

18.	What will happen to the CLARCOR brands?
•	Detailed plans will be outlined after we close the transaction.
•	CLARCOR brings with it many strong product brands that we think have considerable value.

19.	Will there be new opportunities for both companies’ employees in terms of jobs and relocation?
•	Detailed plans will be outlined after we close the transaction, including resource requirements and skills that will be needed.
•	There may well be job opportunities created as a result of this combination.

20.	Can we contact anyone at CLARCOR?
•	Although this agreement has been announced, nothing is final until we actually close the transaction, which is expected by or during the first quarter of fiscal 2018. For that reason, it is important that no Parker team member approach or engage in discussion with anyone at CLARCOR.

21.	How did this transaction begin?
•	We have known and respected CLARCOR for some time and have had discussions on and off over a long period. We believe the combination of our businesses makes for a great fit and allows us to create a globally competitive and leading worldwide filtration business.

22.	How will this affect our RONA?
•	Detailed plans will be outlined after we close the transaction
•	There will be no immediate impact on RONA and we will maintain our current plans for RONA to be based on Group, Division and company performance.

23.	Is Parker taking a big risk with this acquisition?
•	Parker is committed to achieving the targets outlined on the Win Strategy.
•	The acquisition accelerates Parker’s ability to reach its stated targets for revenue growth, segment operating margins and net earnings growth.
•	Importantly it strengthens Parker’s with the addition of a growing and resilient business with strong aftermarket revenue.
•	Importantly, Parker and CLARCOR have similar cultures, values and operating philosophies.
•	While there is risk with any major acquisition, we are confident in the Win Strategy to guide our efforts and the team members who help our company each and every day.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Clarcor and Parker caution readers not to place undue reliance on these statements. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the failure to obtain Clarcor stockholder approval of the proposed transaction or to satisfy any of the other conditions to the merger agreement; the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; adverse effects on Clarcor’s common stock or Parker’s common stock because of the failure to complete the proposed transaction; Clarcor’s or Parker’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the parties being unable to successfully implement integration strategies; and significant transaction costs related to the proposed transaction.

It is possible that the future performance and earnings projections of Parker and/or Clarcor, including projections of any individual segments, may differ materially from current expectations, depending on economic conditions within each company’s key markets, and each company’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance of Parker and/or Clarcor are, as applicable: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; Clarcor’s potential inability to realize the anticipated benefits of the strategic supply partnership with GE; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; competitive market conditions and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. Additional information about the risks related to Parker and its business may be found in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed on August 26, 2016. Additional information about the risks related to Clarcor and its business may be found in Clarcor’s Annual Report on Form 10-K for the fiscal year ended November 28, 2015 filed on January 22, 2016. Parker and/or Clarcor make these statements as of the date of this disclosure, and undertake no obligation to update them unless otherwise required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, Clarcor intends to file a preliminary proxy statement on Schedule 14A with the SEC. CLARCOR’S SHAREHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to shareholders of Clarcor. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Clarcor’s website at www.clarcor.com under the heading “Investor Information”, or by emailing Clarcor at investor@clarcor.com.

Certain Information Concerning Participants

Parker and Clarcor and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Parker’s directors and executive officers is set forth in the proxy statement, filed September 26, 2016, for Parker’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2016 as filed with the SEC on August 26, 2016. Information concerning Clarcor’s directors and executive officers is set forth in the proxy statement, filed February 19, 2016, for Clarcor’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended November 28, 2015 as filed with the SEC on January 22, 2016. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.